                                                                    EXHIBIT 10.7

                          TRAVEL SERVICES AGREEMENT


     This Travel Services Agreement (the "Agreement") is made as of this
30th day of September, 1998 (the "Effective Date") between Town Pages Limited., a UK corporation with its principal place of business at 11 Market Square, Alton, Hampshire, GU34 1HD ("Town Pages"), and Travel the Net Limited ("Travel the net"), a subsidiary of UK corporation with its principal place of business at Trafalgar House, 11 Waterloo Place, London, SW1Y 4AU.


                                    Recitals
                                    --------

     WHEREAS, Travel the net wishes to act as Town Pages exclusive provider of travel-related content, and to place certain advertisements on website locations owned or controlled by Town Pages;

     WHEREAS, Town Pages wishes to enter into such an exclusive relationship, and to accept such advertising, subject to the terms of this Agreement.

     NOW THEREFORE, Town Pages and Travel the net, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

                                    Agreement
                                    ---------

1.      Definitions.

Capitalized terms used in this Agreement shall have the following meanings:

"Co-Branded Site" shall have the meaning assigned to it in Subsection 3.2 ("Co-Branded Site").

"Confidential Information" shall have the meaning assigned to it in Section 9 ("Confidentiality").

"Disclosing Party" shall have the meaning assigned to it in Section 9 ("Confidentiality").

"Editorial Content" shall mean travel-related editorial content and related materials provided by Travel the net hereunder.

"End User" means a person who visits Town Pages Site, or who links from Town Pages Site to the Co-Branded Site, or both.

"Fee" shall have the meaning assigned to it in Subsection 6.1 ("Fees").

"Indemnified Party" shall have the meaning assigned to it in Section 15 ("Indemnity").


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


"Travel the net Content" shall mean all materials delivered by Travel the net to Town Pages for display on Town Pages Site, including without limitation the Travel the net Marks, the Editorial Content, "buttons", "banners", and other materials described in Exhibit A ("Travel the net Content").

"Travel the net Marks" shall mean the trademarks, logos and other product and service identifiers of Travel the net described in Exhibit B ("Marks"), and as may be modified from time to time during the Term upon the agreement of the parties.

"Phase" shall mean the periods of time and the corresponding work assigned to such periods as described in Exhibit C ("Phases"). For purpose of this Agreement, there shall be three (3) Phases, designated as "Phase I", "Phase II" and "Phase III".

"Receiving Party" shall have the meaning assigned to it in Section 9 ("Confidentiality").

"Registered User" shall mean an End User who has registered at Town Pages Site.

"Registration Page" shall mean the web page so designated by Town Pages at Town Pages Site.

"Templates" shall have the meaning assigned to it in Subsection 8.2
("Templates").

"Term" shall have the meaning assigned to it in Section 12 ("Term and Termination").

" Town Pages Site" shall mean http://www.townpages.co.uk, www.townpages.org or such other site so designated by Town Pages.

" Town Pages Marks" shall mean the domain name and Town Pages trademarks, service marks, logos and other company and product identifiers provided by Town Pages to Travel the net under this Agreement, and as may be added to, deleted from or modified from time to time by Town Pages

"Travel Services Company" shall have the meaning assigned to it in Subsection
3.1 ("Exclusive Travel Services Relationship").

"User Information" shall have the meaning assigned to it in Section 11 ("User Information and Registration Data").


2.  Phase I Services

The parties shall provide Phase I Services as provided herein and as provided in Exhibit C ("Phases"):


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     2.1 E-mail or other approved Promotion. At least one (1) time each calendar quarter during the Term, commencing with the Effective Date, Town Pages will direct an e-mail campaign to all Registered Users. Such e-mail campaign shall, at a minimum, reasonably promote the Co-Branded Site, and may, at Town Pages discretion, include additional material regarding Town Pages and its goods and services.

     2.2 Framing. Town Pages in its sole discretion may frame all or any part of the Travel the net website (currently, "http///www.travelthenet.co.uk"), or the Co-Branded Site.

3. Phase II Services.

The parties shall provide Phase II Services as provided herein and as provided in Exhibit C ("Phases"):

     3.1 Exclusive Travel Services Relationship. Town Pages shall not, during the Term, enter into any agreements with any of the companies ("Travel Services Companies") described in Exhibit F ("Travel Services Companies") whereby such Travel Services Companies shall provide travel-related content substantially similar to that listed in Exhibit A ("Travel the net Content") to Town Pages and receive placement of the trademarks, logos, or other company or product identifiers on Town Pages Site. Notwithstanding the foregoing: (a) Town Pages shall not be restricted in any manner from accepting banner ads or banner-like ads from any party; and (b) the foregoing restriction shall not apply to Registered User web pages (including any " Town Pages Stores" located at such web pages) hosted by Town Pages.

     3.2 Co-Branded Site. Travel the net shall, according to the schedule contained in Exhibit C ("Phases"), develop and operate a web page (the "Co-Branded Site"), to be located at one (1) or more server computers owned or controlled by Travel the net, which shall include content provided by Travel the net and shall reflect the user interface of the Template as licensed by Town Pages pursuant to Section 8 ("Licenses and Standards"). The design, layout, and "look & feel" of the Co-Branded Site shall be mutually agreed to by the parties.

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     3.3 Placement.

          (a) Linking to Co-Branded Site. Town Pages shall link by contextual links, "buttons", or similar identifiers determined by Town Pages, from Town Pages Site to the Co-Branded Site. The specific pages at Town Pages Site from which such links may be made shall be determined by and agreed to by both parties, but may include the following pages as may exist as of the Effective Date, or as may be created or modified by Town Pages during the Term:

               (i)  Town Pages homepage

               (ii) All Town Pages Local Home Pages

          (b) Impressions. Town Pages shall deliver at least: (i)
25,000,000 End User page impressions of Travel the net banners and Content at Town Pages Site during the first year of the Term in locations at Town Pages Site to be mutually agreed upon by both parties; (ii) 50,000,000 End User page impressions of Travel the net Content at Town Pages Site during the second year of the Term in locations at Town Pages Site to be mutually agreed upon by both parties; and (iii) 75,000,000 End User page impressions of Travel the net Content at Town Pages Site during the third year of the Term in locations at Town Pages Site to be mutually agreed upon by both parties. Such page impressions shall include, without limitation, all impressions given at Town Pages Site for all Travel the net banner ads and contextual button impressions. It is the parties' shared expectation that the foregoing page impressions shall be provided in the quantities and from the locations at Town Pages Site described in Exhibit D ("Locations"); provided, however, that the parties understand and agree that such expectation does not represent any binding obligation on either party. Town Pages will work with Travel the net to identify the most effective mix of banner ads, contextual links, and "buttons" to be used on different pages of Town Pages Site, including but not limited to new sections of Town Pages Site as they are launched.

          The rate per pages will be (pound)4 per 1,000 views. Travel the net will pay an upfront payment of (pound)100,000 in the first year of the term, (pound)200,000 upfront payment in the second year of the term and (pound)300,000 upfront payment in the third year of the term. The hits will then be aggregated on a quarterly basis and should the number of page views exceed the number of page views paid for (at (pound) 4 per page) then the difference will be invoiced at the end of the said quarter. Should the number of page views at the end of the year be less than the upfront payment amount this amount will be credited from the forthcoming years upfront payment. And the forthcoming years upfront payment will revert to the previous years upfront payment.

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


4.   Phase III Services.

The parties shall provide Phase III Services as provided herein and as provided in Exhibit C ("Phases");

     4.1 Affiliate Program. At the discretion of Travel the net, Town Pages shall promote an affiliate program, to be determined solely by Town Pages, to be located on the Town Pages Site, or such other location as determined by Town Pages, to allow Registered Users who have personal home pages located at Town Pages Site to place on such home pages certain Travel the net Content with links to the Co-Branded Site.

5.   Content and Liability.

     5.1 Travel the net Content. In addition to all other obligations of Travel the net with respect to the Phases, Travel the net shall also from time to time during the Term promptly deliver to Town Pages the Travel the net Content described in Exhibit C ("Phases"), and shall continue to provide such Travel the net Content during the Term of the Agreement in accordance therewith. Such Travel the net Content shall be provided in file transfer protocol ("ftp") format, at least one (1) time each week.

     5.2 Liability. As between Town Pages and Travel the net, Travel the net is solely responsible for any legal liability arising out of or relating to Travel the net Content or the Co-Branded Site. The Travel the net Content and the Co-Branded Site: (a) shall not infringe any third party's copyright, patent, trademark, trade secret, or other proprietary rights or rights of publicity or privacy; (b) shall not violate any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, anti-discrimination or false advertising); (c) shall not be defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) shall not be obscene, pornographic or indecent or contain child pornography; and
(e) shall not contain any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

6.   Payment.

          6.1 Fees. During the Term, Travel the net shall pay to Town Pages the following fees: (a) During the first year of the Term, Travel the net shall pay to Town Pages a fee ("Fee") of (pound)100,000 to be made on the Effective Date, (b) During the second year of the Term, Travel the net shall pay to Town Pages a fee of (pound)200,000 on the one-year anniversary of the Effective Date, (c) During the third year of the Term,

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Travel the net shall pay to Town Pages fee of (pound)300,000 on the two-year anniversary of the Effective Date.

     6.2 Taxes. All fees and payments stated herein exclude and Lowestfare shall pay, any sales, use, property, license, value added, withholding, excise or similar tax, federal, state or local, related to such payments or the parties' performance of their obligations or exercise of their rights under their Agreement and any related duties, tariffs, imposts and similar charges, exclusive of taxes based on Town Pages net income.

7.   Support.

At its sole expense, Travel the net shall be responsible for, and shall provide, all customer and technical support for End Users relating to the Co-Branded Site, Town Pages may redirect any End User inquiries regarding the travel component of the Co-Branded Site to Travel the net.

8.   Licenses And Standards.

     8.1 Content. Travel the net hereby grants to Town Pages a non-exclusive, nontransferable worldwide, royalty-free license (without the right to grant sublicenses) to use, download, or distribute publicly perform, publicly display and digitally perform the Travel the net Content on or in conjunction with Town Pages Site, and Town Pages performance under this Agreement.

     8.2 Template. Town Pages hereby grants to Travel the net a non-exclusive, non-transferable, worldwide royalty-free license (without the right to grant sublicenses) to install the object code version of the software ("Template") described in EXHIBIT E ("TEMPLATE") solely at the Co-Branded Site, and solely to use and to permit End Users to use the Template pursuant to the use of such Co-Branded Site. The Template shall at all times remain the sole and exclusive property of Town Pages, subject only to the license expressly granted herein.

Travel the net understands and agrees that Town Pages may, from time to time and in Town Pages discretion, provide modified, updated, correct or enhanced versions of the Template to Travel the net, and Travel the net shall replace the prior version with such new version within a reasonable amount of time. In the event the Template is modified, updated, corrected or enhanced within six months from the Effective Date, Town Pages shall reimburse Travel the net for any costs incurred in implementing such Template.

     8.3 Trademarks. Travel the net hereby grants Town Pages a non-exclusive, nonsublicenseable license to use the Travel the net Marks in links to and advertisements and promotions for Town Pages Site. Town Pages hereby grants to Travel the net a non-exclusive, nonsublicenseable license to use Town Pages Marks on the Co-Branded Site.

     8.4 Restrictions. Each party, as a trademark owner hereunder, may terminate the foregoing trademark license if, in its sole discretion, the licensee's use of the marks does not conform to the such party's standards; alternatively, the owner may specify that certain pages of the licensee's website may not contain the licensed marks; provided, however, the objecting party must state in writing the basis for the objection and provide the other party with a reasonable opportunity to cure such offending action. Title to and ownership of the owner's marks shall remain with the owner. The licensee shall use the marks exactly in the form provided and in conformance with any trademark usage policies. The licensee shall not form any



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combination marks with the owner's marks. The licensee shall not take any action inconsistent with ownership of the marks and any benefits accruing from use of such trademarks shall automatically vest in the owner.

9.   Confidentiality.

     9.1 Confidential Information. Each party (the "Disclosing Party") may from time to time during the Term of this Agreement disclose to the other party (the "Receiving Party") certain non-public information regarding the Disclosing Party's business, including technical, marketing, financial, personnel, planning, and other information ("Confidential Information"). The Disclosing Party shall mark all such Confidential Information in tangible form with the legend 'confidential', 'proprietary', or with similar legend. With respect to Confidential Information disclosed orally, the Disclosing Party shall describe such Confidential Information as such at the time of disclosure, and shall confirm such Confidential Information as such in writing within thirty (30) days after the date of oral disclosure. Regardless of whether so marked, however, any non-public information regarding the Template, including the Template itself, shall be deemed to be the Confidential Information of Town Pages.

     9.2 Protection of Confidential Information. Except as expressly permitted by this Agreement, the Receiving Party shall not disclose the Confidential Information of the Disclosing Party using the same degree of care which the Receiving Party ordinarily uses with respect to its own proprietary information, but in no event with less than reasonable care. The Receiving Party shall not use the Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and shall limit the disclosure of the Confidential Information of the Disclosing Party to the employees or agents of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement, and with respect to agents who are recipients of the Confidential Information of the Disclosing Party, who are bound in writing by confidentiality terms no less restrictive than those contained herein. The Receiving Party shall provide copies of such written agreements to the Disclosing Party upon request; provided, however, that such agreement copies shall themselves be deemed the Confidential Information of the Receiving Party.

     9.3 Exceptions. Notwithstanding anything herein to the contrary, Confidential Information shall not be deemed to include any information which:
(a) was already lawfully known to the Receiving Party at the time of disclosure by the Disclosing Party as reflected in the written records of the Receiving Party; (b) was or has been disclosed by the Disclosing Party to a third party without obligation of confidence; (c) was or becomes lawfully known to the general public without breach of this Agreement; (d) is independently developed by the Receiving Party without access to, or use of, the Confidential Information; (e) is approved in writing by the Disclosing Party for disclosure by the Receiving Party; (f) is required to be disclosed in order for the Receiving Party to enforce its rights under this Agreement; or (g) is required to be disclosed by law or by the order or a court or similar judicial or administrative body, including as part of any filing with the Securities Exchange Commission; provided, however, that the Receiving Party shall notify the Disclosing Party of such requirement immediately and in writing, and shall cooperate reasonably with the Disclosing Party, at the Disclosing Party's expense, in the obtaining of a protective or similar order with respect thereto.

     9.4 Return of Confidential Information. The Receiving Party shall return to the Disclosing Party, destroy or erase all Confidential Information of the Disclosing Party in tangible form: (a) upon the written request of the Disclosing Party (except for Software or


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Modified Software contained in such Confidential Information); or (b) upon the expiration or termination of this Agreement, whichever comes first, and in both cases, the Receiving Party shall certify promptly and in writing that it has done so.


10.  USER INFORMATION AND REGISTRATION DATA.

     10.1 User Information. Any information or data collected from or about End Users (including without limitation voluntarily-disclosed information, any information Travel the net collects regarding End Users from their access or use of the Co-Branded Site (including without limitation all statistical, demographic and psychographic information about such End Users) and any reports about traffic (collectively, "User Information")) shall be owned exclusively by Town Pages. However, during the Term of this Agreement, Town Pages hereby grants to Travel the net a nonexclusive, nontransferable, nonsublicenseable license to use User Information only as required to exercise its rights and carry out its obligations hereunder. Travel the net acknowledges that the User Information constitutes extremely valuable trade secrets of Town Pages. Travel the net shall not use the User Information for any purpose other than as expressly granted under this Agreement nor disclose the User Information to any third party. Without limiting the foregoing, under no circumstances may Travel the net send unsolicited emails to any End Users, nor may Travel the net permit or authorize any third parties to do so. Travel the net shall use at least industry-standard methods to protect the security of User Information. This Subsection 10.1 ("User Information") shall not apply to End Users who (a) have registered as Travel the net.co.uk users, including pursuant to Subsection 2.1 ("`Opt In' Registration") and or (b) are or become customers of Travel the net.co.uk.

     10.2 Registration Data. As part of the User Information, Town Pages shall provide to Travel the net the email addresses and names of Registered Users.

11.  Disclaimer of Warranties.

EACH PARTY PROVIDES ALL MATERIALS AND SERVICES TO THE OTHER PARTY "AS IS." EACH PARTY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein.

12.  Term and Termination.

     12.1 Term. The term of this Agreement ("Term") shall continue for a period of three (3) years following the Effective Date.

     12.2 Termination for Cause. Notwithstanding the foregoing, this Agreement may be terminated by either party upon notice for the material breach of this Agreement by the other party which breach has remained uncured for a period of thirty (30) days from the date of written notice thereof.


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     12.3 Effect of Expiration or Termination. Upon the expiration or termination of this Agreement, all licenses granted hereunder shall immediately terminate, and each party shall promptly remove all references to the other party's trademarks from any site that caches, indexes or links to such party's site.

13.  Survival.

Upon the expiration or termination of this Agreement, Section 1 ("Definitions"), Subsection 5.2 ("Liability"), Section 9 ("Confidentiality"), Section 11 ("Disclaimer of Warranties"), Subsection 12.4 ("Effect of Expiration or Termination"), Section 13 ("Survival"), Section 14 ("Limitation of Liability"),
Section 15 ("Indemnity") and Section 16 ("General Provisions") shall survive and continue to bind the parties.

14.  Limitation on Liability.

EXCEPT IN THE EVENT OF A BREACH OF SECTION 8 ("LICENSES AND STANDARDS") OR
SECTION 9 ("CONFIDENTIALITY"), NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EXCEPT IN THE EVENT OF A BREACH OF SECTION 8 ("LICENSES AND STANDARDS") OR SECTION 9 ("CONFIDENTIALITY"), A FAILURE TO PAY FEES OWED, OR AN INDEMNITY CLAIM, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNTS ACTUALLY PAID BY TRAVEL THE NET TO TOWN PAGES HEREUNDER.

15.  Indemnity.

Each party (the "Indemnifying Party") shall indemnify the other party (the "Indemnified Party") against any and all claims, losses, damages costs and expenses, including reasonable attorneys' fees, which the Indemnified Party may incur as a result of claims in any form by third parties arising from: (a) the Indemnifying Party's acts, omissions or misrepresentations to the extent that the Indemnified Party is deemed a principal of the Indemnifying Party, (b) the violation of any third party proprietary right by the Indemnifying Party's domain name, software or any content provided by the Indemnifying Party (including without limitation the Travel the net Content) for use on the Indemnified Party's servers, or (c) breach of Subsection 16.5 ("Compliance with Laws"). In addition, Travel the net shall indemnify Town Pages against any and all claims, losses, damages, costs and expenses, including reasonable attorneys' fees, which Town Pages may incur as a result of claims in any form by third parties arising from; the content on the Co-Branded Site. The foregoing obligations are conditioned on the Indemnified Party's giving the Indemnifying Party notice of the relevant claim, cooperating with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and giving the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.


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16.  General Provisions.

     16.1 Governing Law. This Agreement will be governed and construed in accordance with the laws of the United Kingdom without giving effect to conflict of laws principles. Both parties consent to jurisdiction in the United Kingdom and further agree that any cause of action arising under this Agreement shall be brought in a court in the United Kingdom. The parties exclude the application of The United Nations Convention on Contracts for the International Sale of Goods from this Agreement.

     16.2 Severability; Headings. If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

     16.3 Force Majeure. If performance hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of a party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference. Each party acknowledges that the operation of the other party's website and services may be interfered with by numerous factors outside of a party's control, and Town Pages does not guarantee continuous or uninterrupted display of Travel the net Content.

     16.4 Independent Contractors. The parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor-franchisee relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

     16.5 Compliance with Laws. At its own expense, each party shall comply with all applicable laws, regulations, rules, ordinances and orders regarding the marketing, promotion and performance of its obligations hereunder, including without limitation the operation of the Co-Branded Site and its other activities related to this Agreement.

     16.6 Notice. Any notices hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Notice shall be deemed given: upon personal delivery; if sent by fax, upon confirmation of receipt; or if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing.

     16.7 Entire Agreement; Waiver. This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of this Agreement. It may be changed only by a writing signed by Town Pages and Travel the net. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

     16.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Travel the net Limited                   Town Pages Limited.

By:                                      By:
        ------------------------------           ------------------------------

Title:    CEO                            Title: Managing Director

        ------------------------------           ------------------------------

Date:                              Date:
        ------------------------------           ------------------------------




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                                    Exhibit A
                             Travel the net Content


Editorial Content
-----------------

-    Travel
-    Flight Reservations
     -    Quick Rez

-   Vacation Packages
     -    Vacations
     -    Getaways
     -    Cruises

-    Destination Guide

-    Travel Articles

-    Travel Resources
     -    Maps
     -    Weather
     -    Currency Converter

-    Travel Affiliate Program

Buttons, Banners, Etc.
----------------------
     Format to be designed by Town Pages to approval of Travel the net.





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                                    Exhibit B
                                      Marks





                                  To be attached

                                    Exhibit C
                                     Phases

Phase I

(To commence upon the Effective Date and to continue for the Term of the Agreement)

Promotional Matters

Phase II

(To commence the second calendar quarter of the first term and to continue for the Term of the Agreement)

Site Integration

Phase III

(To commence the third calendar quarter of the first term and to continue for the Term of the Agreement)





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

                                    Exhibit D
                                    Locations


     Strategic Locations throughout the Town Pages site to be agreed by both parties.








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


                                    EXHIBIT E
                                    Template

Subject to Subsection 8.2 ("Templates"), the initial Templates shall be created, designed and programmed by Town Pages subject to design approval of Travel the net such as to provide a user interface and design format for entering the content into the Co-branded site.











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


                                    Exhibit F
                            Travel Services Companies


Travel Service Companies shall mean all companies that provide full-service travel content and reservations for airlines, hotels, vacations, cars, cruises and charter flights, including, but not limited to:


Travelocity
Expedia
Preview Travel
Internet Travel Network (ITN)
American Express Travel
Carson-Wagonlits
Omega Travel
Cheap Tickets
Biz Travel





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